UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 2, 2017 (October 27, 2017)
(Date of Report (Date of earliest event reported))

 DELTA TUCKER HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-173746	27-2525959
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Old Meadow Road
McLean, Virginia 22102
(571) 722-0210
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements

On October 27, 2017, DynCorp International LLC (“DI”), a wholly owned indirect subsidiary of Delta Tucker Holdings, Inc. (the “Company”), entered into employment agreements with George Krivo, the Company’s Chief Executive Officer and a member of the Company’s board of directors, and Gregory S. Nixon, the Company’s Senior Vice President, Chief Administrative Officer, Chief Legal Officer and Corporate Secretary (each such agreement, an “Employment Agreement” and, together, the “Employment Agreements”). The Employment Agreements are effective November 1, 2017. Each of Mr. Krivo and Mr. Nixon is an at-will employee of DI, and his respective Employment Agreement will govern the terms and conditions of his exclusive and full-time employment with DI until it is terminated by either the executive or DI. Additionally, the Employment Agreements provide, among others, the following terms:

•
For Mr. Krivo, an annual base salary of $1,800,000, a sign-on bonus of $125,000, an initial target annual bonus of $400,000 based on the achievement of specific performance targets determined by DI’s board of directors (the “Board”), an incentive award of 25,000 Class B interests (“Class B Interests”) in DynCorp Management LLC, an affiliate of the Company (described further below), participation in DI’s deferred compensation plan, maintenance of term life insurance that provides at least $4,500,000 in death benefits to Mr. Krivo’s beneficiaries and reimbursement for legal expenses incurred by Mr. Krivo in negotiating his Employment Agreement;

•
For Mr. Nixon, an annual base salary of $1,700,000, a sign-on bonus of $50,000, a target annual bonus of $400,000 based on the achievement of specific performance targets determined by the Board, an incentive award of 22,500 Class B Interests (described further below), participation in DI’s deferred compensation plan, and maintenance of term life insurance that provides at least $4,500,000 in death benefits to Mr. Nixon’s beneficiaries;

•
In the event of termination without “Cause” or resignation for “Good Reason” (each as defined below) and subject to such executive’s execution and non-revocation of a general release and waiver, severance benefits including 100% equity vesting, payments equal to two years of the executive’s base salary plus two times the executive’s applicable target annual bonus payable 50% in a lump sum and 50% in installments over 12 months (100% in a lump sum if the termination occurs within two years after a “Change of Control” (as defined below)), any earned but unpaid annual bonus for the prior fiscal year, and reimbursement for up to 18 months of the executive’s cost of COBRA continuation coverage under DI’s group health plan;

•
In the event of termination due to “Disability” (as defined below) and subject to such executive’s execution and non-revocation of a general release and waiver, disability benefits including payments equal to two years of the executive’s base salary plus two times the applicable executive’s target annual bonus payable 50% in a lump sum and 50%, reduced by the amount paid under DI’s short and long-term disability plans in connection with the Disability, in installments over 12 months, and any earned but unpaid annual bonus for the prior fiscal year; and

•
Perpetual confidentiality and non-disparagement covenants and customary non-solicitation and non-competition covenants that apply during such executive’s employment and for a period of two years following a termination that occurs during the term of the relevant Employment Agreement.

The Employment Agreements provide the following material definitions:
“Cause” means, as determined by a majority vote of the Board: (i) willful and continued failure by the executive to substantially perform his duties with DI; (ii) willful conduct by the executive that causes material harm to DI, its subsidiaries or affiliates, monetarily or otherwise; (iii) the executive’s felony conviction arising out of, on or off-duty, conduct occurring during his employment; (iv) willful malfeasance or willful misconduct by the executive in connection with his duties and (v) material intentional breach by the executive of the Employment Agreement and/or DI’s written policies, which breach, if curable, is not cured within 10 days after written notice thereof by the Board.
“Change of Control” means the first to occur of any of the following events (i) one person, or more than one person, who is not an Investor becomes the beneficial owner, directly or indirectly, of more than 50% of the combined voting power of the then issued and outstanding securities of DI or any of its parent entities, including Defco Holdings, Inc., (ii) a reduction in Investor’s beneficial ownership, directly or indirectly, to less than 30% of the combined voting power of the then issued and outstanding securities of DI or any of its parent entities, including Defco Holdings, Inc., or (iii) the sale, transfer or other disposition of all or substantially all of the assets of DI or any of its parent entities, including Defco Holdings, Inc., whether by sale of assets, merger or otherwise (determined on a consolidated basis), in a single or related series of transactions, to one person, or more than one person, who is not an Investor.
“Disability” means a determination by the Board, in accordance with applicable law, that the executive is unable to perform the essential functions of such executive’s employment under the Employment Agreement (i) for a period of 90 consecutive days or (ii) for 180 days in any 12-month period.
“Good Reason” means the occurrence of any of the following events, unless such event occurs with the executive’s express prior written consent or occurs in connection with termination of the executive’s employment for Cause or Disability: (i) a reduction in the executive’s then current base salary or initial target bonus amount; (ii) DI’s failure to comply with its material obligations under the Employment Agreement; (iii) a relocation of the executive’s principal place of employment to a location more than 35 miles from McLean, Virginia; (iv) a substantial diminution of the executive’s duties, authority or responsibilities to DI; (v) an adverse change to the executive’s title; or (vi) a change in the executive’s reporting relationship under the Employment Agreement, following which the executive, in the case of Mr. Nixon, does not report to the Board and/or the Chief Executive Officer of DI, or in the case of Mr. Krivo, does not report to or is not a member of the Board; provided that, neither the merger, sale or acquisition of business units, subsidiaries or assets, nor any similar corporate transaction, shall, by itself, constitute a diminution of duties, authority or responsibilities for this purpose. Each of the foregoing events will cease to constitute Good Reason unless the executive gives DI notice of his intention to resign his position with DI within 60 days after executive’s knowledge of the occurrence of such event, and DI fails to cure any condition within 30 days from its receipt of such notice.
“Investor” means Cerberus Series Four Holdings LLC and Cerberus Partners II, L.P. and any person in control of, controlled by or under common control with Cerberus Series Four Holdings LLC and Cerberus Partners II, L.P. and any investment fund that is directly or indirectly managed or advised by Cerberus Capital Management, L.P.
Grant of Class B Interests
On October 27, 2017, DynCorp Management LLC granted 25,000 Class B Interests to Mr. Krivo and 22,500 Class B Interests to Mr. Nixon, in each case under and pursuant to the Dyncorp Management LLC Amended and Restated Class B Interests Plan (the “Plan”). The vesting of the awards is contingent on the executive’s consent to the terms and conditions set forth in the Class B Interests Agreements.
Each executive is vested in 50% of his Class B Interests on the grant date, and will become vested in the remaining 50% of his Class B Interests on the earlier of (1) February 1, 2018, (2) a Change in Control or (3) termination of the executive’s employment by DI without Cause or the executive’s resignation for Good Reason (with “Cause,” “Change in Control” and “Good Reason” having the meanings given in the executive’s Employment Agreement). However, the executive will forfeit 100% of his Class B Interests, whether or not vested, if DI terminates the executive’s employment for Cause.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 2, 2017	DELTA TUCKER HOLDINGS, INC.

/s/ William T. Kansky
William T. Kansky
Senior Vice President and Chief Financial Officer